CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form 8-K/A of Comcast Corporation of our report dated March 27, 2000, on our audits of the consolidated balance sheet of Lenfest Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1999. Such consolidated financial statements are not separately presented herein.

/s/ Pressman Ciocca Smith LLP


Hatboro, Pennsylvania
March 31, 2000